   As filed with the Securities and Exchange Commission on January 14, 2002
                                                     Registration No. 333-68892
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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------


                              Amendment No. 4 To

                                   FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -----------------

                             CellStar Corporation
            (Exact name of registrant as specified in its charter)

                               -----------------

         Delaware                   421990                  75-2479727
      (State or other          (Primary Standard               (IRS
       jurisdiction        IndustrialClassification   EmployerIdentification
    ofincorporation or           Code Number)                  No.)
       organization)

CellStar Corporation 1730 Briercroft Court Carrollton, Texas 75006 (972)
                                   466-5000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               -----------------

       Elaine Flud Rodriguez Senior Vice President, General Counsel and Secretary CellStar Corporation 1730 Briercroft Court Carrollton, Texas
                             75006 (972) 466-5000
  (Name and address, including zip code, and telephone number, including area code, of agent for service)

                               -----------------

                         Copies of communications to:
                             William R. Hays, III
                             Haynes and Boone, LLP
                          901 Main Street, Suite 3100
                              Dallas, Texas 75202
                                (214) 651-5000

                               -----------------

   Approximate date of commencement of proposed sale of securities to the public: As soon as practicable after the Registration Statement becomes effective.
   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment, filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                               -----------------

   This Registration Statement shall become effective in accordance with
Section 8(a) of the Securities Act of 1933.

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--------------------------------------------------------------------------------

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  Indemnification of Directors and Officers

   The General Corporation Law of the State of Delaware contains, in Section 145, provisions relating to the indemnification of officers and directors.
Section 7 of our bylaws contains provisions requiring that we indemnify our directors and officers to the full extent permitted by law. These provisions extend to expenses reasonably incurred by the director or officer in defense or settlement of any such action or proceeding.

   Our board of directors has general authority to indemnify any officer or director against losses arising out of his or her service as such, unless prohibited by law. We carry insurance to cover potential costs of the foregoing indemnification of our officers.

ITEM 21.  Exhibits and Financial Statement Schedules

Exhibit
Number                                      Description Of Exhibits
------                                      -----------------------

 3.1    Amended and Restated Certificate of Incorporation of CellStar Corporation ("Certificate of
          Incorporation") (3)
 3.2    Certificate of Amendment to Certificate of Incorporation (4)
 3.3    Amended and Restated Bylaws of CellStar Corporation (5)
 4.1    Indenture, dated as of       , among CellStar Corporation and The Bank of New York, Trustee for
          the Senior Notes (1)
 4.2    Indenture, dated as of       , among CellStar Corporation and The Bank of New York, Trustee for
          the Senior Convertible Notes (1)
 5.1    Opinion of Haynes and Boone, LLP (1)
 8.1    Opinion of Haynes and Boone, LLP (1)
12.1    Computation of Ratio of Earnings to Fixed Charges (2)
23.1    Consent of KPMG LLP (1)
23.2    Consent of Haynes and Boone, LLP (included in Exhibit 5.1)
24.1    Power of Attorney (6)
25.1    Eligibility of Trustee For the Senior Notes on Form T-1 (2)
25.2    Eligibility of Trustee For the Senior Convertible Notes on Form T-1 (2)
99.1    Form of Letter of Transmittal (2)
99.2    Form of Notice of Guaranteed Delivery (2)
99.3    Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees (2)
99.4    Form of Letter to Clients (2)
99.5    Form of Guidelines for Certification of Taxpayer Identification (2)
99.6    Schedule II--Valuation and Qualifying Accounts (2)

Notes to Exhibits

(1) Filed herewith
(2) Previously filed with CellStar's Amendment No. 2 to the Registration Statement on Form S-4 filed January 10, 2002
(3) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 1995, and incorporated herein by reference
(4) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 1998, and incorporated herein by reference
(5) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 2001
(6) Previously filed with CellStar's Registration Statement on Form S-4 filed September 4, 2001

ITEM 22.  Undertakings

   The undersigned Registrant hereby undertakes:

      (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the Form of prospectus filed with the SEC pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement when it becomes effective; and

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

      (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) the undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (5) the undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it become effective.

      (6) that, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
   Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (7) to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest Annual Report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the

   Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on the 14th day of January, 2002.

CELLSTAR CORPORATION

   By:  /s/  Terry S. Parker
      -------------

       Terry S. Parker,
       Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to the Registration Statement on Form S-4 has been signed below by the following persons in the capacities indicated on the 14th day of January, 2002.

      Signature                                 Title
      ---------                                 -----

          *           Chief Executive Officer and Director
--------------------- (Principal Executive Officer)
   Terry S. Parker

/s/ ROBERT A. KAISER Senior Vice President, Chief Financial Officer, Treasurer --------------------- (Principal Financial Officer)
  Robert A. Kaiser

          *           Vice President, Corporate Controller
--------------------- (Principal Accounting Officer)
  Raymond L. Durham

          *           Chairman of the Board
---------------------
  James L. Johnson

          *           Director
---------------------
    J.L. Jackson

          *           Director
---------------------
  Jere W. Thompson

          *           Director
---------------------
   Dale V. Kesler

   *By:  /s/  Elaine Flud Rodriguez
       ----------------

       Elaine Flud Rodriguez,
       pursuant to powers of attorney
       previously filed with the
       Securities and Exchange Commission

                                 EXHIBIT INDEX

Exhibit
Number                                     Description of Exhibits
------                                     -----------------------
 3.1    Amended and Restated Certificate of Incorporation of CellStar Corporation ("Certificate of
          Incorporation") (3)
 3.2    Certificate of Amendment to Certificate of Incorporation (4)
 3.3    Amended and Restated Bylaws of CellStar Corporation (5)
 4.1    Indenture, dated as of      , among CellStar Corporation and The Bank of New York, Trustee for
          the Senior Notes (1)
 4.2    Indenture, dated as of      , among CellStar Corporation and The Bank of New York, Trustee for
          the Senior Convertible Notes (1)
 5.1    Opinion of Haynes and Boone, LLP (1)
 8.1    Opinion of Haynes and Boone, LLP (1)
12.1    Computation of Ratio of Earnings to Fixed Charges (2)
23.1    Consent of KPMG LLP (1)
23.2    Consent of Haynes and Boone, LLP (included in Exhibit 5.1)
24.1    Power of Attorney (6)
25.1    Eligibility of Trustee for the Senior Notes on Form T-1 (2)
25.2    Eligibility of Trustee for the Senior Convertible Notes on Form T-1 (2)
99.1    Form of Letter of Transmittal (2)
99.2    Form of Notice of Guaranteed Delivery (2)
99.3    Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees (2)
99.4    Form of Letter to Clients (2)
99.5    Form of Guidelines for Certification of Taxpayer Indentification (2)
99.6    Schedule II--Valuation and Qualifying Accounts (2)

(1) Filed herewith
(2) Previously filed with CellStar's Amendment No. 2 to the Registration Statement on Form S-4 filed January 10, 2002
(3) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 1995, and incorporated herein by reference
(4) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 1998, and incorporated herein by reference
(5) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 2001
(6) Previously filed with CellStar's Registration Statement on Form S-4 filed September 4, 2001